EXHIBIT 99.1

Home BancShares, Inc. Announces Third Quarter Earnings of $27.4 Million and Third Quarter Organic Loan Growth of $208.3 Million

CONWAY, Ark., Oct. 16, 2014 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB), parent company of Centennial Bank, today announced a quarterly profit of $27.4 million, or $0.41 diluted earnings per share for the third quarter of 2014 compared to $18.4 million or $0.33 diluted earnings per share for the same quarter in 2013. The Company increased its third quarter earnings by $9.0 million or 49.1% for the three months ended September 30, 2014 compared to the same period of the previous year. Excluding the $3.8 million of merger expenses associated with the recently completed acquisition of Florida Traditions Bank (Traditions), diluted earnings per share for the third quarter of 2014 was $0.45 per share.

On July 17, 2014, the Company completed its acquisition of Traditions. As of acquisition date, Traditions had $297.6 million in total assets, $241.6 million in loans after $8.5 million of loan discounts, and $267.3 million in deposits. From June 30, 2014 to September 30, 2014, the Company had $449.9 million growth in non-covered loans. Excluding the loans acquired from Traditions, the Company produced $208.3 million of organic non-covered loan growth.

Because acquisitions are growth and capital management strategies, earnings excluding amortization of intangibles after-tax are useful in evaluating the Company. Diluted earnings per share excluding intangible amortization for the third quarter of 2014 was $0.42 compared to $0.33 diluted earnings per share excluding intangible amortization for the same period in 2013.

"I am eager to report the Company has achieved $208.3 million in organic non-covered loan growth since the second quarter 2014," said John Allison, Chairman. "At this point, we know there is still an ongoing need for organic loan growth and are diligently pursuing the opportunities set before us. Additionally, on September 26, 2014, we completed the systems conversion of Traditions and now can speed up the process of improving the financial metrics to maximize returns to our shareholders."

Randy Sims, Chief Executive Officer, added, "We are pleased to report our diluted earnings per share improved eight cents, during the quarter just ended when compared to the third quarter of 2013. Excluding merger expenses, we have again, for the fourteenth consecutive quarter, reported the most profitable quarter in the Company's history with a diluted earnings per share excluding merger expenses of $0.45 per share. We were also happy to be reporting a 41.88% core efficiency ratio and 1.69% return on average assets excluding merger expenses for the third quarter of 2014."

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our FDIC loss sharing and non-loss sharing acquisitions. During our third quarter 2014 impairment testing, there were non-loss sharing pools evaluated by the Company which were determined to have a material projected credit improvement. As a result of this improvement, the Company will recognize approximately $4.7 million as an adjustment to yield over the weighted average life of the loans ($1.1 million was recognized during the third quarter of 2014).

Net interest income for the third quarter of 2014 increased 69.6% to $78.6 million from $46.4 million during the third quarter of 2013. For the third quarter of 2014, the effective yield on non-covered loans and covered loans was 5.84% and 17.23%, respectively. Net interest margin, on a fully taxable equivalent basis, was 5.26% for the quarter just ended. The pools which have been determined to have material projected credit improvement as a result of the quarterly impairment testing and the acquisition of Liberty and Traditions have significantly changed the mix and metrics on the net interest margin since December 31, 2012. Although there have been many changes since 2012, the Company continues to remain focused on expanding its net interest margin through opportunities such as improved pricing on interest-bearing deposits.

The Company experienced a $4.2 million increase in the provision for loan losses for non-covered loans during the third quarter of 2014 versus 2013. This expected increase is not an indication of a decline in asset quality, but primarily a reflection of the migration of the Liberty loans (and to a lesser extent Traditions loans) from purchased-loan accounting treatment to originated-loan accounting treatment. Based upon current accounting guidance the allowance for loan losses is not carried over in an acquisition. As a result, virtually none of the Liberty footprint loans had any allocation of the allowance for loan losses at year end. This is the result of all loans acquired on October 24, 2013 from Liberty being recorded at fair value in accordance with the fair value methodology prescribed in ASC Topic 820. However, as the acquired Liberty loans payoff or renew and the Liberty footprint originates new loan production, it is necessary to establish an allowance which represents an amount that, in management's judgment, will be adequate to absorb credit losses.

The Company reported $10.8 million of non-interest income for the third quarter of 2014, compared to $9.3 million for the third quarter of 2013. The most important components of the third quarter non-interest income were $6.3 million from service charges on deposits accounts, $6.0 million from other service charges and fees, $1.9 million from mortgage lending income, $984,000 from insurance commissions, $888,000 from other income, $529,000 from gain on sale of OREO, $306,000 from trust fees, and $183,000 from gain on sale of SBA loans offset by the $6.9 million of net amortization on the FDIC indemnification asset and $35,000 loss on sale of premises and equipment.

The Company is currently in negotiations with the FDIC regarding the remaining loss share agreements associated with the Key West Bank loan portfolio acquired on March 26, 2010. At this point, the Company has not reached an agreement with the FDIC to buyout the Key West Bank loss share. As a result, during the third quarter, the Company began accreting the credit improvement ($186,000) and amortized the indemnification asset ($1.1 million) and recorded a true-up expense ($41,000) similar to the other impairment tests we have completed in the past. Therefore, it created a negative third quarter 2014 financial impact to earnings for the Company of approximately $1.0 million on a pre-tax basis.

Non-interest expense for the third quarter of 2014 was $42.8 million compared to $26.7 million for the third quarter of 2013. These increases are primarily associated with the acquisitions of Liberty during the fourth quarter of 2013 and Traditions during the third quarter of 2014. For the third quarter of 2014, our core efficiency ratio was 41.88% which is improved from the 44.76% reported for third quarter of 2013.

Financial Condition

Total non-covered loans were $4.58 billion at September 30, 2014 compared to $4.19 billion at December 31, 2013. Total covered loans were $251.0 million at September 30, 2014 compared to $282.5 million at December 31, 2013.  Total deposits were $5.28 billion at September 30, 2014 compared to $5.39 billion at December 31, 2013.  Total assets were $7.20 billion at September 30, 2014 compared to $6.81 billion at December 31, 2013.

Non-performing non-covered loans were $41.0 million as of September 30, 2014, of which $16.3 million were located in Florida. Non-performing non-covered loans as a percent of total non-covered loans were 0.90% as of September 30, 2014 compared to 0.91% as of December 31, 2013.  Non-performing non-covered assets were $60.4 million as of September 30, 2014, of which $20.7 million were located in Florida. Non-performing non-covered assets as a percent of total non-covered assets were 0.88% as of September 30, 2014 compared to 1.07% as of December 31, 2013.

The Company's allowance for loan losses for non-covered loans was $50.7 million at September 30, 2014, or 1.11% of total non-covered loans, compared to $39.0 million, or 0.93% of total non-covered loans, at December 31, 2013. As of September 30, 2014 and December 31, 2013, the allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired was 4.20% and 4.89%, respectively. As of September 30, 2014 and December 31, 2013, the Company's allowance for loan losses for non-covered loans was 124% and 102% of its total non-performing non-covered loans, respectively.

Stockholders' equity was $958.7 million at September 30, 2014 compared to $841.0 million at December 31, 2013, an increase of $117.7 million. Book value per common share was $14.42 at September 30, 2014 compared to $12.92 at December 31, 2013.  Tangible book value per common share was $9.39 at September 30, 2014 compared to $7.94 December 31, 2013.

Branches

During the third quarter of 2014, the Company opened one de novo branch in Naples, Florida and acquired eight branches through the acquisition of Traditions. In an effort to achieve efficiencies primarily from the recent acquisitions, the Company closed or merged two Arkansas locations during the third quarter of 2014. The Company has 82 branches in Arkansas, 59 branches in Florida and 7 branches in Alabama.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, October 16, 2014. Interested parties can listen to this call by calling 1-877-508-9586 and asking for the Home BancShares conference call. A replay of the call will be available by calling 1-877-344-7529, Passcode: 10052237, which will be available until October 24, 2014 at 8:00 a.m. CT (9:00 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in Arkansas, Florida and South Alabama. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013

ASSETS

Cash and due from banks	$ 109,067	$ 122,167	$ 124,662	$ 104,005	$ 77,261
Interest-bearing deposits with other banks	28,416	21,385	89,897	61,529	35,080
Cash and cash equivalents	137,483	143,552	214,559	165,534	112,341
Federal funds sold	44,275	850	22,925	4,275	10,700
Investment securities - available-for-sale	1,067,617	1,122,803	1,175,827	1,175,484	839,560
Investment securities - held-to-maturity	296,036	205,566	132,363	114,621	9,528
Loans receivable not covered by loss share	4,583,015	4,133,109	4,126,564	4,194,437	2,378,838
Loans receivable covered by FDIC loss share	250,970	263,157	270,641	282,516	308,072
Allowance for loan losses	(52,844)	(51,173)	(48,991)	(43,815)	(38,748)
Loans receivable, net	4,781,141	4,345,093	4,348,214	4,433,138	2,648,162
Bank premises and equipment, net	211,726	196,194	196,392	197,224	119,637
Foreclosed assets held for sale not covered by loss share	19,367	20,960	23,484	29,869	14,158
Foreclosed assets held for sale covered by FDIC loss share	13,513	17,196	20,201	20,999	24,320
FDIC indemnification asset	42,104	56,626	73,348	89,611	101,192
Cash value of life insurance	70,913	64,066	63,787	63,501	59,602
Accrued interest receivable	23,366	20,847	21,865	22,944	14,275
Deferred tax asset, net	68,070	73,151	82,886	89,412	46,045
Goodwill	313,320	301,736	301,736	301,736	85,681
Core deposit and other intangibles	21,004	19,984	21,131	22,298	9,655
Other assets	86,436	77,516	82,058	81,215	66,450
Total assets	$ 7,196,371	$ 6,666,140	$ 6,780,776	$ 6,811,861	$ 4,161,306

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 1,170,441	$ 1,129,073	$ 1,057,148	$ 991,161	$ 757,328
Savings and interest-bearing transaction accounts	2,830,829	2,756,060	2,827,787	2,792,423	1,683,010
Time deposits	1,276,001	1,306,876	1,453,575	1,609,462	808,480
Total deposits	5,277,271	5,192,009	5,338,510	5,393,046	3,248,818
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	160,895	144,602	137,524	160,984	71,307
FHLB borrowed funds	713,553	349,110	354,935	350,661	270,232
Accrued interest payable and other liabilities	25,145	22,358	20,113	5,389	22,714
Subordinated debentures	60,826	60,826	60,826	60,826	3,093
Total liabilities	6,237,690	5,768,905	5,911,908	5,970,906	3,616,164

Stockholders' equity
Common stock	665	651	651	651	563
Capital surplus	749,573	709,516	708,868	708,058	417,627
Retained earnings	203,107	182,382	158,838	136,386	128,316
Accumulated other comprehensive income (loss)	5,336	4,686	511	(4,140)	(1,364)
Total stockholders' equity	958,681	897,235	868,868	840,955	545,142
Total liabilities and stockholders' equity	$ 7,196,371	$ 6,666,140	$ 6,780,776	$ 6,811,861	$ 4,161,306

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Nine Months Ended
(In thousands)	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Sep. 30, 2014	Sep. 30, 2013

Interest income
Loans	$ 75,917	$ 75,404	$ 75,013	$ 65,338	$ 45,003	$ 226,334	$ 133,198
Investment securities
Taxable	4,905	4,762	4,470	4,760	2,645	14,137	7,538
Tax-exempt	2,552	2,379	2,317	1,554	1,507	7,248	4,455
Deposits - other banks	20	29	24	51	19	73	203
Federal funds sold	7	12	16	14	2	35	15

Total interest income	83,401	82,586	81,840	71,717	49,176	247,827	145,409

Interest expense
Interest on deposits	3,243	3,095	3,384	3,320	1,810	9,722	6,424
Federal funds purchased	2	--	--	1	3	2	3
FHLB borrowed funds	1,035	952	946	915	910	2,933	2,926
Securities sold under agreements to repurchase	186	168	182	171	87	536	253
Subordinated debentures	330	328	328	255	16	986	263

Total interest expense	4,796	4,543	4,840	4,662	2,826	14,179	9,869

Net interest income	78,605	78,043	77,000	67,055	46,350	233,648	135,540
Provision for loan losses	4,241	6,115	6,938	4,330	--	17,294	850
Net interest income after provision for loan losses	74,364	71,928	70,062	62,725	46,350	216,354	134,690

Non-interest income
Service charges on deposit accounts	6,275	6,193	5,911	6,001	4,072	18,379	11,869
Other service charges and fees	5,977	5,978	5,686	5,146	3,671	17,641	10,587
Trust fees	306	323	436	284	15	1,065	51
Mortgage lending income	1,901	1,801	1,513	1,470	1,527	5,215	4,518
Insurance commissions	984	934	1,416	778	519	3,334	1,642
Income from title services	59	53	50	122	156	162	401
Increase in cash value of life insurance	322	281	288	235	203	891	601
Dividends from FHLB, FRB, Bankers' bank & other	389	501	316	273	179	1,206	755
Gain on sale of SBA loans	183	--	--	--	79	183	135
Gain (loss) on sale of premises & equipment, net	(35)	445	9	(315)	303	419	712
Gain (loss) on OREO, net	529	859	539	347	777	1,927	1,304
Gain (loss) on securities, net	--	--	--	--	--	--	111
FDIC indemnification accretion/(amortization), net	(6,947)	(6,622)	(4,744)	(2,949)	(3,177)	(18,313)	(7,452)
Other income	888	793	761	825	994	2,442	2,914

Total non-interest income	10,831	11,539	12,181	12,217	9,318	34,551	28,148

Non-interest expense
Salaries and employee benefits	19,368	18,813	18,933	19,504	12,981	57,114	38,890
Occupancy and equipment	6,234	6,251	6,226	5,670	4,010	18,711	11,498
Data processing expense	1,801	1,793	1,793	1,538	1,114	5,387	3,855
Other operating expenses	15,414	11,763	12,405	28,162	8,610	39,582	24,190

Total non-interest expense	42,817	38,620	39,357	54,874	26,715	120,794	78,433

Income before income taxes	42,378	44,847	42,886	20,068	28,953	130,111	84,405
Income tax expense	15,007	16,418	15,549	7,118	10,590	46,974	30,835
Net income	$ 27,371	$ 28,429	$ 27,337	$ 12,950	$ 18,363	$ 83,137	$ 53,570

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
except per share data)	2014	2014	2014	2013	2013	2014	2013

PER SHARE DATA

Diluted earnings per common share	$ 0.41	$ 0.43	$ 0.42	$ 0.19	$ 0.33	$ 1.26	$ 0.95
Diluted earnings per common share excluding intangible amortization	0.42	0.44	0.43	0.21	0.33	1.29	0.97
Basic earnings per common share	0.41	0.44	0.42	0.19	0.33	1.27	0.96
Dividends per share - common	0.100	0.075	0.075	0.075	0.075	0.250	0.215
Book value per common share	14.42	13.77	13.34	12.92	9.69	14.42	9.69
Tangible book value per common share	9.39	8.83	8.38	7.94	7.99	9.39	7.99

STOCK INFORMATION

Average common shares outstanding	66,223	65,140	65,123	62,865	56,256	65,499	56,238
Average diluted shares outstanding	66,616	65,545	65,511	63,234	56,620	65,889	56,577
End of period common shares outstanding	66,483	65,142	65,135	65,082	56,278	66,483	56,278

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.56%	1.70%	1.64%	0.83%	1.80%	1.63%	1.73%
Return on average assets excluding intangible amortization	1.68%	1.83%	1.77%	0.91%	1.89%	1.76%	1.82%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, bargain purchase gain, gain on life insurance proceeds and income taxes (Core ROA)	3.08%	3.27%	3.26%	2.86%	3.09%	3.20%	2.93%
Return on average common equity	11.58%	12.96%	13.00%	6.68%	13.63%	12.48%	13.53%
Return on average tangible common equity excluding intangible amortization	18.46%	20.94%	21.48%	10.83%	17.04%	20.21%	16.99%
Efficiency ratio	45.70%	41.09%	42.07%	66.73%	45.67%	42.95%	45.56%
Core efficiency ratio	41.88%	41.56%	41.39%	45.22%	44.76%	41.61%	45.63%
Net interest margin - FTE	5.26%	5.50%	5.48%	5.09%	5.41%	5.41%	5.25%
Fully taxable equivalent adjustment	$ 1,728	$ 1,624	$ 1,591	$ 1,133	$ 1,073	$ 4,943	$ 3,199
Total revenue	94,232	94,125	94,021	83,934	58,494	282,378	173,557

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$ 27,371	$ 28,429	$ 27,337	$ 12,950	$ 18,363	$ 83,137	$ 53,570
Intangible amortization after-tax	701	697	709	740	487	2,107	1,462
Earnings excluding intangible amortization	$ 28,072	$ 29,126	$ 28,046	$ 13,690	$ 18,850	$ 85,244	$ 55,032

GAAP diluted earnings per share	$ 0.41	$ 0.43	$ 0.42	$ 0.19	$ 0.33	$ 1.26	$ 0.95
Intangible amortization after-tax	0.01	0.01	0.01	0.02	--	0.03	0.02
Diluted earnings per share excluding intangible amortization	$ 0.42	$ 0.44	$ 0.43	$ 0.21	$ 0.33	$ 1.29	$ 0.97

OTHER OPERATING EXPENSES

Advertising	$ 673	$ 581	$ 522	$ 653	$ 363	$ 1,776	$ 1,176
Merger and acquisition expenses	3,772	106	849	17,315	1,034	4,727	1,063
Amortization of intangibles	1,153	1,147	1,167	1,218	802	3,467	2,406
Electronic banking expense	1,307	1,312	1,338	1,458	926	3,957	2,749
Directors' fees	236	206	227	179	188	669	588
Due from bank service charges	200	205	199	179	136	604	437
FDIC and state assessment	972	1,058	1,114	858	684	3,144	1,991
Insurance	657	582	614	756	572	1,853	1,693
Legal and accounting	510	419	417	450	227	1,346	943
Other professional fees	716	583	507	561	404	1,806	1,367
Operating supplies	468	515	472	455	309	1,455	984
Postage	323	327	352	295	212	1,002	650
Telephone	548	463	454	375	291	1,465	885
Other expense	3,879	4,259	4,173	3,410	2,462	12,311	7,258

Total other operating expenses	$ 15,414	$ 11,763	$ 12,405	$ 28,162	$ 8,610	$ 39,582	$ 24,190

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013

BALANCE SHEET RATIOS

Total loans to total deposits	91.60%	84.67%	82.37%	83.01%	82.70%
Common equity to assets	13.3%	13.5%	12.8%	12.3%	13.1%
Tangible common equity to tangible assets	9.1%	9.1%	8.5%	8.0%	11.1%

ALLOWANCE FOR LOAN LOSSES

Non-Covered
Balance, beginning of period	$ 48,248	$ 44,024	$ 39,022	$ 37,642	$ 40,498
Loans charged off	2,544	2,526	2,424	2,417	5,101
Recoveries of loans previously charged off	750	635	488	358	2,245
Net loans (recovered)/charged off	1,794	1,891	1,936	2,059	2,856
Provision for loan losses	4,241	6,115	6,938	3,439	--
Balance, end of period	$ 50,695	$ 48,248	$ 44,024	$ 39,022	$ 37,642

Discount for credit losses on non-covered loans acquired	148,172	157,705	164,324	174,637	77,413
Net (recoveries) charge-offs on loans not covered by loss share to average non-covered loans	0.16%	0.18%	0.19%	0.22%	0.48%
Allowance for loan losses for non-covered loans to total non-covered loans	1.11%	1.17%	1.07%	0.93%	1.58%
Allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired	4.20%	4.80%	4.86%	4.89%	4.68%

Covered
Balance, beginning of period	$ 2,925	$ 4,967	$ 4,793	$ 1,106	$ 952
Loans charged off	863	1,051	--	287	--
Recoveries of loans previously charged off	87	128	174	29	154
Net loans charged off/(recovered)	776	923	(174)	258	(154)
Provision for loan losses forecasted outside of loss share	--	280	--	--	--
Provision for loan losses before benefit attributable to FDIC loss share agreements	--	(1,399)	--	3,945	--
Benefit attributable to FDIC loss share agreements	--	1,119	--	(3,054)	--
Net provision for loan losses	--	--	--	891	--
Increase (decrease) in FDIC indemnificaton asset	--	(1,119)	--	3,054	--
Balance, end of period	$ 2,149	$ 2,925	$ 4,967	$ 4,793	$ 1,106

Total allowance for loan losses	$ 52,844	$ 51,173	$ 48,991	$ 43,815	$ 38,748

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 22,381	$ 21,900	$ 20,697	$ 15,133	$ 17,187
Non-covered loans past due 90 days or more	18,644	23,081	21,981	23,141	11,248
Total non-performing non-covered loans	41,025	44,981	42,678	38,274	28,435
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	19,367	20,960	23,484	29,869	14,158
Other non-performing non-covered assets	--	10	47	281	185
Total other non-performing non-covered assets	19,367	20,970	23,531	30,150	14,343
Total non-performing non-covered assets	$ 60,392	$ 65,951	$ 66,209	$ 68,424	$ 42,778

Allowance for loan losses for non-covered loans to non-performing non-covered loans	123.57%	107.26%	103.15%	101.95%	132.38%
Non-performing non-covered loans to total non-covered loans	0.90%	1.09%	1.03%	0.91%	1.20%
Non-performing non-covered assets to total non-covered assets	0.88%	1.04%	1.03%	1.07%	1.15%

Home BancShares, Inc.
Loan Information
(Unaudited)

(Dollars in thousands)	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 1,918,827	$ 1,733,029	$ 1,722,910	$ 1,739,668	$ 1,026,937
Construction/land development	660,107	603,216	566,205	562,667	314,232
Agricultural	78,243	64,409	74,775	81,618	31,906
Residential real estate loans
Residential 1-4 family	935,547	887,097	890,981	913,332	529,732
Multifamily residential	251,726	218,615	206,348	213,232	117,639
Total real estate	3,844,450	3,506,366	3,461,219	3,510,517	2,020,446
Consumer	57,821	56,197	60,735	69,570	30,478
Commercial and industrial	547,706	447,459	491,525	511,421	268,900
Agricultural	64,875	56,852	44,017	37,129	30,612
Other	68,163	66,235	69,068	65,800	28,402
Loans receivable not covered by loss share	$ 4,583,015	$ 4,133,109	$ 4,126,564	$ 4,194,437	$ 2,378,838

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 99,518	$ 107,171	$ 113,593	$ 117,164	$ 134,843
Construction/land development	42,713	44,763	45,381	48,388	51,492
Agricultural	1,039	1,145	1,184	1,232	1,253
Residential real estate loans
Residential 1-4 family	90,088	91,706	92,918	98,403	102,673
Multifamily residential	8,263	10,002	10,043	10,378	10,525
Total real estate	241,621	254,787	263,119	275,565	300,786
Consumer	22	20	16	20	17
Commercial and industrial	8,295	7,368	6,440	5,852	6,291
Agricultural	--	--	--	--	--
Other	1,032	982	1,066	1,079	978
Loans receivable covered by loss share	$ 250,970	$ 263,157	$ 270,641	$ 282,516	$ 308,072

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2014			June 30, 2014
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 40,723	$ 20	0.19%	$ 54,726	$ 29	0.21%
Federal funds sold	13,604	7	0.20%	23,349	12	0.21%
Investment securities - taxable	1,044,732	4,905	1.86%	1,038,011	4,762	1.84%
Investment securities - non-taxable - FTE	302,859	4,174	5.47%	287,679	3,889	5.42%
Loans receivable - FTE	4,661,600	76,024	6.47%	4,403,767	75,518	6.88%
Total interest-earning assets	6,063,518	85,130	5.57%	5,807,532	84,210	5.82%
Non-earning assets	907,407			914,388
Total assets	$ 6,970,925			$ 6,721,920

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 2,835,267	$ 1,376	0.19%	$ 2,808,856	$ 1,227	0.18%
Time deposits	1,315,772	1,867	0.56%	1,380,249	1,868	0.54%
Total interest-bearing deposits	4,151,039	3,243	0.31%	4,189,105	3,095	0.30%
Federal funds purchased	2,364	2	0.34%	110	--	0.00%
Securities sold under agreement to repurchase	150,239	186	0.49%	136,444	168	0.49%
FHLB borrowed funds	494,650	1,035	0.83%	376,326	952	1.01%
Subordinated debentures	60,826	330	2.15%	60,826	328	2.16%
Total interest-bearing liabilities	4,859,118	4,796	0.39%	4,762,811	4,543	0.38%
Non-interest bearing liabilities
Non-interest bearing deposits	1,148,923			1,054,233
Other liabilities	25,090			24,832
Total liabilities	6,033,131			5,841,876
Shareholders' equity	937,794			880,044
Total liabilities and shareholders' equity	$ 6,970,925			$ 6,721,920
Net interest spread			5.18%			5.44%
Net interest income and margin - FTE		$ 80,334	5.26%		$ 79,667	5.50%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2014			September 30, 2013
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 52,741	$ 73	0.19%	$ 108,646	$ 203	0.25%
Federal funds sold	22,746	35	0.21%	10,060	15	0.20%
Investment securities - taxable	1,029,496	14,137	1.84%	571,375	7,538	1.76%
Investment securities - non-taxable - FTE	292,349	11,852	5.42%	173,796	7,275	5.60%
Loans receivable - FTE	4,498,643	226,674	6.74%	2,672,088	133,577	6.68%
Total interest-earning assets	5,895,975	252,771	5.73%	3,535,965	148,608	5.62%
Non-earning assets	923,800			592,438
Total assets	$ 6,819,775			$ 4,128,403

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 2,809,963	$ 3,882	0.18%	$ 1,747,040	$ 2,191	0.17%
Time deposits	1,407,255	5,840	0.55%	906,015	4,233	0.62%
Total interest-bearing deposits	4,217,218	9,722	0.31%	2,653,055	6,424	0.32%
Federal funds purchased	1,001	2	0.27%	510	3	0.00%
Securities sold under agreement to repurchase	145,348	536	0.49%	72,078	253	0.47%
FHLB borrowed funds	416,531	2,933	0.94%	135,093	2,926	2.90%
Subordinated debentures	60,826	986	2.17%	11,023	263	3.19%
Total interest-bearing liabilities	4,840,924	14,179	0.39%	2,871,759	9,869	0.46%
Non-interest bearing liabilities
Non-interest bearing deposits	1,068,626			704,123
Other liabilities	19,642			22,967
Total liabilities	5,929,192			3,598,849
Shareholders' equity	890,583			529,554
Total liabilities and shareholders' equity	$ 6,819,775			$ 4,128,403
Net interest spread			5.34%			5.16%
Net interest income and margin - FTE		$ 238,592	5.41%		$ 138,739	5.25%
CONTACT: FOR MORE INFORMATION CONTACT:
         Brian S. Davis
         Chief Accounting Officer &
         Investor Relations Officer
         Home BancShares, Inc.
         (501) 328-4770